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                                                                    Exhibit 23.2
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                         INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Registration Statement of
Natus Medical Incorporated on Form S-8 of our report dated January 19, 2001 (January 30, 2001 as to the first paragraph of Note 14), appearing in the Prospectus which is part of the Registration Statement No. 333-44138 of Natus Medical Incorporated on Form S-1.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of Natus Medical Incorporated, listed in Item 16.(b) of Registration Statement No. 333-44138 of Natus Medical Incorporated on Form S-1. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

San Jose, California
July 18, 2001